Exhibit 10.2

AMENDMENT AGREEMENT

THIS AGREEMENT made as of February 4, 2010

BETWEEN:
EAGLE TRAIL PROPERTIES INC.
a Saskatchewan company having an office at
1140 Rose Street, Regina, SK, Canada
(“Eagle Trail”)
AND:
GUINNESS EXPLORATION, INC.
a Nevada state company having an office at
1312 North Monroe Street,
Spokane, Washington, 99201, USA
(“Guinness”)
WHEREAS:

A.     Pursuant to a Mineral Claim Purchase and Sale Agreement dated November 19, 2009, Eagle Trail, as vendor agreed to sell, and Guinness, as purchaser agreed to purchase, an undivided 65% interest in certain mineral claims and in an option to acquire a certain mineral claim, situated in the Mt. Nanson area of the Yukon Territory (the “Mineral Claims”) and as more particularly described therein (the “Purchase and Sale Agreement”).

B.     Pursuant to a Mineral Claim Option Agreement dated November 19, 2009, Eagle Trail granted to Guinness an option to acquire the remaining undivided interest in the Mineral Claims (the “Option Agreement”).

C.     Pursuant to the terms of the Purchase and Sale Agreement the purchase price for the Mineral Claims is payable, in part, by the sum of $1,000,000 in Canadian dollars (the “Indebtedness”), payable in two equal installments of $500,000 CAD, (the “Installments”) the first Installment being due and payable on the sixth month following the Closing Date and the second Installment being due payable on or before one year from the Closing Date, which Indebtedness is to be secured by a promissory note executed and delivered by Guinness in favour of Eagle Trail (the “Promissory Note”).

D.     The Promissory Note was executed and delivered by Guinness on January 21, 2010.

E.     The parties wish to make certain amendments to the Purchase and Sale Agreement and to the Option Agreement as set out herein.

WHEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions

1.1       All terms used in this Modification Agreement not specifically defined herein, shall have the same meaning as defined in the Purchase and Sale Agreement and the Option Agreement.

2.       Promissory Note

2.1     The parties agree that notwithstanding the terms of the Purchase and Sale Agreement and the Promissory Note, the Indebtedness may, at the option of Guinness, be paid in the currency of the United States of America at the rate of U.S. $0.943868 for every Canadian dollar (the “Conversion Rate”).  The parties acknowledge and agree that the Indebtedness payable in U.S. Dollars is $943,868 based on the Conversion Rate and that each Instalment due and payable amounts to $471,934.00 in U.S. Dollars based on the Conversion Rate.

2.2     Guinness may exercise its right to pay the Indebtedness in U.S. Dollars at its sole discretion at any time up to an including the due date for the final Instalment and this Amendment Agreement shall provide all consent required by Guinness from Eagle Trail to exercise the alternative of providing payments in U.S. Dollars concerning current or future payments included in the Purchase and Sale Agreement and the Promissory Note as provided herein.

3.       Further Amendments

3.1     Any and all references to “Guiness” in the Purchase and Sale Agreement and the Option Agreement are hereby replaced with “Guinness”.

3.2     The reference in paragraph 5.3(a) of the Purchase and Sale Agreement to “Saskatchewan Department of Energy and Mines” is hereby replaced with “Yukon Department of Energy, Mines and Resources”.

3.3     The obligations of Eagle Trail to provide a registrable transfer of the purchased interest in the Mineral Claims pursuant to paragraphs 5.3(a) of the Purchase and Sale Agreement is deferred until 30 days following the issuance of written approval from the Yukon Department of Energy, Mines and Resources qualifying Guinness to be a registrant of mineral claims in the Yukon Territory.  In the interim, Eagle Trail shall hold the interest of Guinness in the Mineral Claims in trust for Guinness.

4.       Continuing Effect

4.1     This Agreement as and from the date hereof will be read and construed along with the Purchase and Sale Agreement, the Promissory Note and the Option Agreement (collectively, the “Agreements”) and be treated as a part thereof and the Agreements, as hereby modified and extended, will continue to be of full force and effect; and the parties confirm and ratify the Agreements as hereby modified and extended.

5.       Headings

5.1     The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and includes any variation or amendment hereto from time to time and any agreement supplemental hereto.

Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and sections are to Articles and sections of this Agreement.

6.       Extended Meanings

6.1     In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

7.       Construction Clause

7.1     This Agreement has been negotiated and approved by counsel on behalf of all parties hereto and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty will not be construed against any party hereto by reason of the authorship of any of the provisions hereof.

8.       Enurement

8.1     This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9.       Counterparts

9.1     This Agreement may be executed in as many counterparts as are necessary and delivered by facsimilie. All counterparts together shall constitute one agreement.

THE PARTIES, intending to be contractually bound, have entered into this Amendment Agreement as of the date set out on the first page.

GUINNESS EXPLORATION, INC.
By:

/s/ Alastair Brown
Authorized Signatory

EAGLE TRAIL PROPERTIES INC.
By:

/s/ Curtis Sim
Authorized Signatory